                                                                      Exhibit 19

                  [LETTERHEAD OF BROWN, TODD & HEYBURN PLLC]


                               December 18, 1996

Hilliard-Lyons Government Fund, Inc.
Hilliard-Lyons Center
Louisville, KY 40202

Ladies and Gentlemen:

     We have acted as counsel to Hilliard-Lyons Government Fund, Inc. (the "Fund"), the registrant named in a Registration Statement, as amended ("Registration Statement"), on Form N-1 and Form N-1A under the Securities and Exchange Act of 1933, as amended ("Securities Act"), and the Investment Company Act of 1940, as amended ("Investment Company Act"), relating to the sale of an indefinite number of shares of capital stock of the Fund, par value $.01 per share, and registration of the Fund as a registered investment company under the Investment Company Act. We have reviewed Post-Effective Amendment No. 18 to the Registration Statement and the Fund's Prospectus and Statement of Additional Information.

     Based upon the foregoing, we hereby certify that the Fund's Post-Effective Amendment No. 18 to the Registration Statement and the Fund's Prospectus and Statement of Additional Information do not contain disclosures that would render the Fund ineligible to become effective under Rule 485(b) of the Securities Act.

     We consent to the use of this certification in connection with Post-Effective Amendment No. 18 to the Registration Statement and in the Prospectus and Statement of Additional Information included therein.

                                      Very truly yours,

                                      /s/ Brown, Todd & Heyburn PLLC
                                      BROWN, TODD & HEYBURN PLLC